Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2023, relating to the financial statements of Kiromic BioPharma, Inc. and subsidiaries as of and for the year ended December 31, 2022, appearing in the Annual Report on Form 10-K of Kiromic BioPharma, Inc. filed on April 17, 2023, as amended on Form 10-K/A and filed on April 28, 2023.

/s/ Whitley Penn LLP

Houston, Texas

August 15, 2023